                                                                    EXHIBIT 99.1

[GAYLORD ENTERTAINMENT LOGO]



         GAYLORD ENTERTAINMENT CO. REPORTS RECORD FIRST QUARTER EARNINGS

        REVENUES INCREASE 38 PERCENT AND CONSOLIDATED CASH FLOWS INCREASE
                 79 PERCENT DUE TO STRONG PERFORMANCE ACROSS ALL
                                BUSINESS SEGMENTS

NASHVILLE, Tenn. (April 28, 2005) -- Gaylord Entertainment Co. (NYSE: GET) today reported its financial results for the first quarter of 2005.

For the first quarter ended March 31, 2005:

     o Consolidated revenues increased by 38.0 percent to $219.3 million from $158.9 million in the same period last year. Results were impacted favorably by the inclusion of the Gaylord Texan in the results of the first quarter 2005. The net loss was $8.9 million, or a loss of $0.22 per share, which is an improvement from the prior year's quarter loss of $18.9 million or $0.48 per share. The net loss in the first quarter 2005 was affected by an $11.5 million net unrealized loss in the value of the company's Viacom stock investment and related derivatives.

     o Total revenue for the Hospitality segment grew 49.6 percent to $142.5 million compared to the prior-year period due to the inclusion of the Gaylord Texan and strong performances from both the Gaylord Palms and Gaylord Opryland. Same-store revenue for the Hospitality segment grew
          7.1 percent to $102.0 million compared to the prior-year period.

     o ResortQuest revenue per available room1 ("RevPAR") increased 11.9 percent to $85.16 in the first quarter of 2005 compared to the same period last year.

     o Adjusted EBITDA2 in the first quarter was $32.2 million compared to $6.4 million in the prior-year quarter.

     o Consolidated Cash Flow3 ("CCF") increased by 79.3 percent to $36.6 million in the quarter, compared to $20.4 million in the prior-year period.


"We are delighted to report a record first quarter in both revenues and consolidated cash flows," said Colin V. Reed, president and chief executive officer of Gaylord Entertainment. "The company is firing on all cylinders, particularly the Hospitality segment which is on track for its best year yet. We look forward to the coming year as we follow through on some exciting developments including growing the ResortQuest brand, integrating our recent acquisitions, and constructing the Gaylord National. We are confident these initiatives will continue to drive positive results for our shareholders."

SEGMENT OPERATING RESULTS

HOSPITALITY

Key components of the company's hospitality segment for the first quarter of 2005 include:

     o Gaylord Hotels Total RevPAR4 increased 13.8 percent to $259.52, compared to first quarter 2004; revenue per available room ("RevPAR") increased 5.3 percent to $109.64, compared to the prior-year period.

     o Gaylord Hotels same-store Total RevPAR increased 8.3 percent to $247.01, compared to first quarter 2004; same-store RevPAR increased
          2.9 percent to $107.13, compared to the prior-year period.

     o CCF increased 53.2 percent to $39.4 million for the first quarter of 2005 compared to $25.8 million for the first quarter of 2004 due to the inclusion of the Gaylord Texan. CCF margins for the hospitality segment increased 0.7 percentage points to 27.7 percent for the first quarter from 27.0 percent in the prior-year period.

     o Same-store CCF increased 12.7 percent to $29.0 million for the first quarter of 2005 compared to $25.8 million for the first quarter of 2004 due to increased revenues and higher margins at the Gaylord Opryland. Same-store CCF margins for the hospitality segment increased
          1.4 percentage points to 28.4 percent for the first quarter from 27.0 percent in the prior-year period.

"Total RevPAR increased sharply, demonstrating the quality and breadth of our outside the room offerings and our ability to drive revenues," said Reed. "We maintain a keen focus on providing the best restaurant and entertainment experiences for our customers as we are constantly innovating and enhancing the destination appeal of our properties to drive outside the room spending. Unlike other hotel companies, our group-focused business model places a greater emphasis on the Total RevPAR metric because of our ability to generate significant revenues outside the room. Therefore, strong occupancy by high-value, loyal customers is a more critical driver of profitability at our hotels than incremental RevPAR growth," continued Reed. "Additionally, given the differences in group booking patterns at each property throughout the year, we continue to stress a clear focus on the overall success of the Gaylord Hotels network."

At the property level, Gaylord Palms posted a record performance this quarter in both occupancy and CCF in a historically strong quarter for the property. Occupancy increased 3.3 percentage points during the quarter to 90.3 percent from 87.0 percent a year ago. A significant increase in food and beverage spending from group attendees drove a 2.4 percent increase in Total RevPAR to $398.26 in the first quarter of 2005 versus last year. Gaylord Palms generated RevPAR of $160.10 in the first quarter of 2005 versus $163.72 in 2004, a decline of 2.2 percent. The slight decline was due to a lower ADR of $177.26 this quarter from $188.23 in the first quarter 2004 which was partially offset by the significant increase in occupancy. CCF improved slightly by 0.4 percent to $18.9 million in the first quarter 2005 from $18.8 million in the prior-year period, resulting in a CCF margin of 37.5 percent in line with the first quarter of 2004.

Gaylord Opryland generated RevPAR of $86.96 in the first quarter of 2005 versus $81.37 in the prior year period, up 6.9 percent, driven by a significant increase in Corporate group occupancy. Occupancy increased by 8.6 percentage points to 69.0 percent. ADR was $125.95, a decrease of 6.5 percent from $134.70 in the first quarter of 2004. Total RevPAR growth of 14.6 percent to

$192.30 in the first quarter of 2005 from $167.87 in the first quarter of 2004 was due to an increase in ancillary and food and beverage revenues. The total revenue increase in the quarter versus the prior-year period resulted from a shift from association to corporate groups, who typically spend more outside the room. CCF improved 45.3 percent to $9.8 million from $6.7 million in the first quarter 2004. CCF margin increased 4.3 percentage points to 19.6 percent in the first quarter of 2005.

The Gaylord Texan generated RevPAR of $117.24 in the first quarter of 2005, with occupancy of 69.4 percent and ADR of $168.96. Total RevPAR at the Gaylord Texan was $297.54 in the first quarter of 2005. CCF was $10.4 million. As the property continues to mature, CCF margin has improved for the fourth consecutive quarter since the hotel's opening in April 2004, to end the quarter at 25.8 percent.

"The first year of operations at the Texan has been a great success," said Reed. "We achieved strong CCF of $10.4 million this quarter, which is already two-thirds of the level achieved in its first three quarters of operation."

"As we look for opportunities to expand our property platform, we are pleased to see the positive economic impact Gaylord has generated in both existing and new markets we have entered," continued Reed. "The ability of our hotels to both stimulate group demand to otherwise underserved markets and to successfully rotate our customers through our network provides us with a solid foundation to further grow our distribution as we set our sights on the opening of the Gaylord National in 2008."


RESORTQUEST

For the first quarter of 2005, ResortQuest revenues were $63.8 million and operating income was $2.1 million. ResortQuest CCF increased 22.0 percent to $5.9 million for the period versus $4.9 million in the first quarter of 2004. The positive contribution of the acquisitions made early in the quarter and the Easter holiday weekend falling in the first quarter this year favorably impacted results. We continue to re-invest in the ResortQuest business in the form of branding, training, and increased staffing levels.

First quarter occupancy for ResortQuest increased to 59.4 percent, up 0.4 percentage points from the 2004 period. ADR increased to $143.38 from $129.12 in the first quarter of 2004. ResortQuest had 19,325 units under exclusive management at the end of the first quarter, including units that had been out of service due to damage by the Florida hurricanes in the third quarter of 2004. ResortQuest earnings in the first quarter benefited from strong operational results produced by the Hawaii and Northwest Florida regions, as well as seasonally strong results from the company's ski resorts.

By the end of the first quarter, over 75 percent of ResortQuest units damaged in last summer's Florida hurricanes had been returned to service.

On April 12th, 2005 Gaylord Entertainment entered into an agreement to purchase the Aston-Waikiki Beach Hotel in Honolulu, Hawaii for $107 million. The purchase agreement is subject to a brief due diligence period and other customary conditions. In addition, the agreement is subject to approval by Gaylord's board of directors. Gaylord Entertainment plans to bring in a partner that will own the majority of the equity in the property and negotiations are ongoing with several interested parties. "This transaction will allow Gaylord to participate in the reinvigoration of the Hawaii islands by securing an important asset in the ResortQuest portfolio," said Reed. The agreement, if consummated, guarantees that ResortQuest will continue to manage the units at the Aston-Waikiki property for the foreseeable future.

 "The first quarter was a good quarter for ResortQuest in terms of revenue and CCF growth." said Reed. "This is a year of growth and brand expansion as we work to integrate our recent acquisitions and further invest in the business. We are extremely excited about the opportunities ahead and we remain on track to achieve our guidance range for the year."

OPRY AND ATTRACTIONS

Opry and Attractions segment revenues were $12.9 million in the first quarter of 2005 compared to $12.6 million in the first quarter of 2004. Opry and Attractions had an operating loss of $2.2 million for the period compared to an operating loss of $2.6 million in the first quarter of 2004. CCF improved to a loss of $0.9 million in the first quarter 2005 from a loss of $1.3 million in the same period a year ago.

"We are pleased with the recent launch of Opry-branded products based on some of our outstanding musical archives," said Reed. The five Grand Ole Opry Live Classics CD's distributed through our partnership with Cracker Barrel Old Country Stores as well as the Grand Ole Opry Vintage Classics television show, which aired on PBS, are being very well received. We continue to believe there is great potential to expand our product offerings and to broaden the reach of the Opry."

CORPORATE AND OTHER

Corporate and Other operating loss totaled $9.8 million for the first quarter of 2005, compared to an operating loss of $11.4 million for the first quarter of 2004. Corporate and Other operating losses in the first quarter 2005 and 2004 included non-cash charges of $1.1 million and $1.6 million, respectively. Non-cash charges include items such as depreciation and amortization and the non-cash portion of the Naming Rights Agreement expense. Corporate and Other CCF improved to a loss of $7.9 million in the first quarter of 2005 compared to a loss of $8.9 million in the first quarter of 2004.

In February, Gaylord closed its settlement with the Nashville Hockey Club Limited Partnership (the Nashville Predators) that resolves issues between the organizations. Beginning in the second quarter of 2005, Gaylord Entertainment will no longer include non-cash expenses related to the Gaylord Entertainment Naming Rights Agreement in the Corporate and Other segment results.

BASS PRO SHOPS

For the quarter ended March 31, 2005, Gaylord's equity income from its investment in Bass Pro was $1.5 million.

Bass Pro currently operates 26 stores and has stated that it plans to add 16 stores over the next two years.

LIQUIDITY

At March 31, 2005, the company had long term debt outstanding of $580.9 million and unrestricted and restricted cash and short term investments of $86.5 million.

On March 10, 2005 Gaylord entered into a new $600 million credit facility that will be available to fund the company's business plan, including the development of the Gaylord National Resort and Convention Center on the Potomac. The credit facility has $300 million of delayed-draw term loan availability, which will bear interest at a rate equal to, at Gaylord's election, LIBOR plus 2.0 percent or the lead bank's prime rate plus 1.0 percent. The credit facility also includes $300 million of revolving credit availability, which will bear interest at a rate equal to, at Gaylord's election, LIBOR plus 2.0 percent or the lead bank's prime rate plus 1.0 percent. The credit facility is secured by a pledge of the company's hotel properties and is guaranteed by certain of the company's subsidiaries. The new credit facility will mature on March 9, 2010.

OUTLOOK

The following outlook is based on current information as of April 28, 2005. The company does not expect to update guidance until next quarter's earnings release. However, the company may update its full business outlook or any portion thereof at any time for any reason.

"Based on our results in the first quarter, we expect 2005 to be a strong year of continued growth for all of the Gaylord brands," said Reed. "In our hospitality segment, we experienced robust demand in both group and transient business and expect those trends to continue. Advance bookings are currently on pace to hit previously-guided levels."

"Barring any residual impact from last summer's hurricanes on summer travel to the Southeast, our ResortQuest business is on track to meet our expectations, and is benefiting from our increased marketing efforts which should drive growth for the remainder of the year," continued Reed. "The recent Aston-Waikiki purchase agreement, which secures our presence in a key market, enables us to continue to receive the benefits that will accrue from our management of the property and should add value to our shareholders going forward. On the corporate side, we are pleased with the long-term expense reduction emanating from the recent termination of the Naming Rights Agreement. Overall, we are very satisfied with business performance across all segments in the first quarter, and look forward to continued success throughout 2005."

                                                    2005
----------------------------------------------------------------
CONSOLIDATED REVENUE                          $870 - 900 Million

CONSOLIDATED CASH FLOW
  Gaylord Hotels                              $135 - 142 Million
  ResortQuest                                 $ 20 - 25 Million
  Opry and Attractions                        $  7 - 10 Million
  Corporate and Other                         $(30 - 35 Million)
                                              -------------------
  Consolidated CCF                            $132 - 142 Million

GAYLORD HOTELS ADVANCE BOOKINGS                1.3 - 1.4 Million
GAYLORD HOTELS REVPAR                             7% - 9%
GAYLORD HOTELS TOTAL REVPAR                      9% - 11%

WEB CAST AND REPLAY

Gaylord Entertainment will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.gaylordentertainment.com. To listen to the live call, please go to the Investor Relations section of the Web site (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes prior to the call to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be made available shortly after the call and will run for 30 days.

ABOUT GAYLORD ENTERTAINMENT

Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest (www.resortquest.com), the nation's largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 79 consecutive years. The company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Links, Wildhorse Saloon, and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.

This press release contains statements as to the company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, costs associated with developing new hotel facilities, business levels at the company's hotels, risks associated with ResortQuest's business and the company's ability to successfully integrate and achieve operating efficiencies at ResortQuest, and the ability to obtain financing for new developments. The company's ability to achieve forecasted results for its ResortQuest business depends upon levels of occupancy at ResortQuest units under management and returning damaged units to service on a timely basis. In the hospitality segment, the company's ability to continue to improve occupancy levels and operating efficiencies at its new Gaylord Texan Resort will be an important factor in 2005. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the company with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

1 The company calculates revenue per available room ("RevPAR") for its hospitality segment by dividing room sales by room nights available to guests for the period. The company calculates revenue per available room ("RevPAR") for its ResortQuest segment by dividing gross lodging revenues by room nights available to guests for the period. Our ResortQuest segment revenue represents a portion of the gross lodging revenues based on the services provided by ResortQuest. ResortQuest segment revenue and operating expenses include certain reimbursed management contract expenses incurred in the period of $9,926 and $9,716 for the three months ended March 31, 2005 and 2004, respectively.

2 Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, as well as certain unusual items) is used herein because we believe it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions and without certain items that do not impact our ongoing operations such as the effect of the changes in fair value of the Viacom stock we own and changes in the fair value of the derivative associated with our secured forward exchange contract, restructuring charges, gains on the sale of assets, and impairment and other charges. In accordance with generally accepted accounting principles, the changes in fair value of the Viacom stock and derivatives are not included in determining our operating income (loss). The information presented should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income, or cash from operations), nor should it be considered as an indicator of overall financial performance. Adjusted EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations. Our method of calculating adjusted EBITDA may be different from the method used by other companies and therefore comparability may be limited. A reconciliation of adjusted EBITDA to net income or segment operating income is presented in the Supplemental Financial Results of this release.

3 As noted in footnote 2 above, adjusted EBITDA is used herein as essentially operating income plus depreciation and amortization. Consolidated Cash Flow (which is used in this release as that term is defined in the Indentures governing the Company's 8% and 6.75% senior notes) also excludes the impact of pre-opening costs, the non-cash portion of the naming rights and Florida ground lease expense, non-recurring ResortQuest integration charges which when added to other expenses related to the merger do not exceed $10 million, the non-cash gain on the sale of the songs.com domain name and other fixed assets and adds (subtracts) other gains (losses). The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the company's business and represents the method by which the Indenture calculates whether or not the company can incur additional indebtedness (for instance in order to incur certain additional indebtedness, Consolidated Cash Flow for the most recent four fiscal quarters as a ratio to debt service must be at least 2 to 1). The calculation of these amounts as well as a reconciliation of those amounts to net income or segment operating income is included as part of the Supplemental Financial Results contained in this press release.

4 The company calculates total revenue per available room ("Total RevPAR") by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.

INVESTOR RELATIONS CONTACTS:                                   MEDIA CONTACTS:
David Kloeppel, CFO                                            Greg Rossiter, VP Corporate Communications
Gaylord Entertainment                                          Gaylord Entertainment
(615) 316-6101                                                 (615) 316-6302
dkloeppel@gaylordentertainment.com                             grossiter@gaylordentertainment.com

~OR~                                                           ~OR~

Key Foster, VP Treasury                                        Dan O'Connor
& Investor Relations                                           Sloane & Company
Gaylord Entertainment                                          (212) 446-1865
(615) 316-6132                                                 doconnor@sloanepr.com
kfoster@gaylordentertainment.com

~OR~

Monica Huang
Sloane & Company
(212) 446-1874
mhuang@sloanepr.com

                  GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     Unaudited
                       (In thousands, except per share data)



                                                               THREE MONTHS ENDED
                                                                    MAR. 31,
                                                            --------------------------
                                                                2005            2004
                                                            --------------------------
Revenues (a)                                                $  219,310      $  158,883
Operating expenses:
  Operating costs (a)                                          137,331          98,856
  Selling, general and administrative (b)                       48,839          42,812
  Preopening costs                                                 943          10,806
  Depreciation and amortization                                 21,018          16,695
                                                            --------------------------
           Operating income (loss)                              11,179         (10,286)
                                                            --------------------------

Interest expense, net of amounts capitalized                   (18,091)         (9,829)
Interest income                                                    585             386
Unrealized loss on Viacom stock                                (17,163)        (56,886)
Unrealized gain on derivatives                                   5,637          45,054
Income from Bass Pro investment                                  1,472             813
Other gains and (losses), net                                    2,450             920
                                                            --------------------------

           Loss before benefit from income taxes               (13,931)        (29,828)

Benefit for income taxes                                        (5,074)        (10,930)
                                                            --------------------------
           Net Loss                                         $   (8,857)     $  (18,898)
                                                            ==========================


Loss per share:
           Basic                                            $    (0.22)     $    (0.48)
                                                            ==========================

           Diluted                                          $    (0.22)     $    (0.48)
                                                            ==========================

Weighted average common shares for the period:
           Basic                                                39,983          39,458
           Fully-diluted                                        39,983          39,458

(a) Includes certain ResortQuest reimbursed management contract expenses incurred in the period of $9,926 and $9,716 for the three months ended March 31, 2005 and 2004, respectively.

(b) Includes non-cash lease expense of $1,638 and $1,637 for the three months ended March 31, 2005 and 2004, respectively, related to the effect of recognizing the Gaylord Palms ground lease expense on a straight-line basis. Also includes non-cash expense of $64 and $224 for the three months ended March 31, 2005 and 2004, respectively, related to the effect of recognizing the Naming Rights Agreement for the Gaylord Entertainment Center on a straight-line basis.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    Unaudited
                                 (In thousands)

                                                                            MARCH 31,       DECEMBER 31,
                                                                              2005              2004
                                                                           ------------     ------------
                                                  ASSETS
Current assets:
      Cash and cash equivalents - unrestricted                             $     24,397     $     45,492
      Cash and cash equivalents - restricted                                     45,078           45,149
      Short-term investments                                                     17,000           27,000
      Trade receivables, net                                                     52,661           30,328
      Deferred financing costs                                                   26,865           26,865
      Deferred income taxes                                                       8,893           10,411
      Other current assets                                                       32,818           28,768
                                                                           ------------     ------------
          Total current assets                                                  207,712          214,013

Property and equipment, net of accumulated depreciation                       1,362,454        1,343,251
Intangible assets, net of accumulated amortization                               32,032           25,964
Goodwill                                                                        180,888          166,068
Indefinite lived intangible assets                                               40,315           40,591
Investments                                                                     450,609          468,570
Estimated fair value of derivative assets                                       189,853          187,383
Long-term deferred financing costs                                               51,510           50,873
Other long-term assets                                                           23,766           24,332
                                                                           ------------     ------------

      Total assets                                                         $  2,539,139     $  2,521,045
                                                                           ============     ============


                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Current portion of long-term debt and capital lease obligations      $        761     $        463
      Accounts payable and accrued liabilities                                  193,005          168,688
      Current liabilities of discontinued operations                                644            1,033
                                                                           ------------     ------------
          Total current liabilities                                             194,410          170,184

Secured forward exchange contract                                               613,054          613,054
Long-term debt and capital lease obligations, net of current portion            580,884          575,946
Deferred income taxes                                                           199,212          207,062
Estimated fair value of derivative liabilities                                    2,140            4,514
Other long-term liabilities                                                      81,928           80,684
Stockholders' equity                                                            867,511          869,601
                                                                           ------------     ------------
      Total liabilities and stockholders' equity                           $  2,539,139     $  2,521,045
                                                                           ============     ============

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


                                   ----------------------------                                         ---------------------------
                                    THREE MONTHS ENDED MAR. 31,                                         THREE MONTHS ENDED MAR. 31,
                                   ----------------------------                                         ---------------------------
                                      2005              2004                                              2005              2004
                                   -----------       ----------                                         ---------        ----------
HOSPITALITY OPERATING METRICS:

GAYLORD HOSPITALITY SEGMENT                                             GAYLORD OPRYLAND

Occupancy                                 73.6%            68.1%        Occupancy                            69.0%            60.4%
Average daily rate (ADR)             $  148.92         $ 152.76         Average daily rate (ADR)         $ 125.95         $ 134.70
RevPAR                               $  109.64         $ 104.09         RevPAR                           $  86.96         $  81.37
OtherPAR                             $  149.88         $ 123.94         OtherPAR                         $ 105.34         $  86.50
Total RevPAR                         $  259.52         $ 228.03         Total RevPAR                     $ 192.30         $ 167.87

Revenue                              $ 142,501         $ 95,259         Revenue                          $ 49,861         $ 44,008
CCF                                  $  39,446         $ 25,750         CCF                              $  9,785         $  6,734
CCF Margin                                27.7%            27.0%        CCF Margin                           19.6%            15.3%

GAYLORD HOSPITALITY SEGMENT ("SAME STORE", EXCLUDES THE
  GAYLORD TEXAN)                                                        GAYLORD PALMS

Occupancy                                 75.0%            68.1%        Occupancy                            90.3%            87.0%
Average daily rate (ADR)             $  142.82         $ 152.76         Average daily rate (ADR)         $ 177.26         $ 188.23
RevPAR                               $  107.13         $ 104.09         RevPAR                           $ 160.10         $ 163.72
OtherPAR                             $  139.88         $ 123.94         OtherPAR                         $ 238.16         $ 225.31
Total RevPAR                         $  247.01         $ 228.03         Total RevPAR                     $ 398.26         $ 389.03

Revenue                              $ 102,039         $ 95,259         Revenue                          $ 50,396         $ 49,775
CCF                                  $  29,027         $ 25,750         CCF                              $ 18,896         $ 18,815
CCF Margin                                28.4%            27.0%        CCF Margin                           37.5%            37.8%


NASHVILLE RADISSON AND OTHER (1)                                        GAYLORD TEXAN


Occupancy                                 60.8%            54.2%        Occupancy                            69.4%               -
Average daily rate (ADR)             $   87.48          $ 80.05         Average daily rate (ADR)         $ 168.96                -
RevPAR                               $   53.20          $ 43.40         RevPAR                           $ 117.24                -
OtherPAR                             $   12.16          $  9.60         OtherPAR                         $ 180.30                -
Total RevPAR                         $   65.36          $ 53.00         Total RevPAR                     $ 297.54                -

Revenue                              $   1,782          $ 1,476         Revenue                          $ 40,462                -
CCF                                  $     346          $   201         CCF                              $ 10,419                -
CCF Margin                                19.4%            13.6%        CCF Margin                           25.8%               -


RESORTQUEST OPERATING METRICS:

RESORTQUEST SEGMENT

Occupancy                                 59.4%            59.0%
ADR                                  $  143.38         $ 129.12
RevPAR                               $   85.16         $  76.12
Total Units                             19,325           17,559

(1) Includes other hospitality revenue and expense

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
AMORTIZATION ("ADJUSTED EBITDA") AND CONSOLIDATED CASH
FLOW ("CCF") RECONCILIATION:

                                                                      THREE MONTHS ENDED MAR. 31,
                                                        -----------------------------------------------------
                                                                 2005                         2004
                                                             $          MARGIN            $          MARGIN
                                                        ------------------------     ------------------------
Consolidated
REVENUE                                                 $  219,310         100.0%    $  158,883         100.0%

NET LOSS                                                $   (8,857)         -4.0%    $  (18,898)        -11.9%
Benefit for income taxes                                    (5,074)         -2.3%       (10,930)         -6.9%
Other (gains) and losses, net                               (2,450)         -1.1%          (920)         -0.6%
Income from Bass Pro investment                             (1,472)         -0.7%          (813)         -0.5%
Unrealized gain on derivatives                              (5,637)         -2.6%       (45,054)        -28.4%
Unrealized loss on Viacom stock                             17,163           7.8%        56,886          35.8%
Interest expense, net                                       17,506           8.0%         9,443           5.9%
                                                        ------------------------     ------------------------
OPERATING INCOME (LOSS)                                 $   11,179           5.1%    $  (10,286)         -6.5%
Depreciation & amortization                                 21,018           9.6%        16,695          10.5%
                                                        ------------------------     ------------------------
ADJUSTED EBITDA                                         $   32,197          14.7%    $    6,409           4.0%
Pre-opening costs                                              943           0.4%        10,806           6.8%
Non-cash lease expense                                       1,638           0.7%         1,637           1.0%
Non-cash naming rights for Gaylord Arena                        64           0.0%           224           0.1%
Non-recurring ResortQuest integration charges (1)            1,078           0.5%           431           0.3%
Other gains and (losses), net                                2,450           1.1%           920           0.6%
Gain on sale of songs.com                                     (926)         -0.4%            --           0.0%
Gain on sale of assets                                        (825)         -0.4%            --           0.0%
                                                        ------------------------     ------------------------
CCF                                                     $   36,619          16.7%    $   20,427          12.9%
                                                        ========================     ========================

Hospitality segment
REVENUE                                                 $  142,501         100.0%    $   95,259         100.0%
OPERATING INCOME                                            21,009          14.7%         1,844           1.9%
Depreciation & amortization                                 15,844          11.1%        11,461          12.0%
Pre-opening costs                                              943           0.7%        10,806          11.3%
Non-cash lease expense                                       1,638           1.1%         1,637           1.7%
Other gains and (losses), net                                   12           0.0%             2           0.0%
                                                        ------------------------     ------------------------
CCF                                                     $   39,446          27.7%    $   25,750          27.0%
                                                        ========================     ========================

ResortQuest segment
REVENUE                                                 $   63,805         100.0%    $   50,951         100.0%
OPERATING INCOME                                             2,092           3.3%         1,891           3.7%
   Depreciation & amortization                               2,774           4.3%         2,526           5.0%
   Non-recurring ResortQuest integration charges (1)         1,078           1.7%           431           0.8%
   Other gains and (losses), net                                 2           0.0%            27           0.1%
                                                        ------------------------     ------------------------
CCF                                                     $    5,946           9.3%    $    4,875           9.6%
                                                        ========================     ========================


Opry and Attractions segment
REVENUE                                                 $   12,857         100.0%    $   12,625         100.0%
OPERATING LOSS                                              (2,156)        -16.8%        (2,578)        -20.4%
   Depreciation & amortization                               1,398          10.9%         1,311          10.4%
   Other gains and (losses), net                              (105)         -0.8%             4           0.0%
                                                        ------------------------     ------------------------
CCF                                                     $     (863)         -6.7%    $   (1,263)        -10.0%
                                                        ========================     ========================

Corporate and Other segment
REVENUE                                                 $      147                   $       48
OPERATING LOSS                                              (9,766)                     (11,443)
   Depreciation & amortization                               1,002                        1,397
   Non-cash naming rights for Gaylord Arena                     64                          224
   Other gains and (losses), net                             2,541                          887
   Gain on sale of songs.com                                  (926)                          --
   Gain on sale of assets                                     (825)                          --
                                                        ------------------------     ------------------------
CCF                                                     $   (7,910)                  $   (8,935)
                                                        ========================     ========================


(1) Under the terms of Gaylord's bond indentures and credit facility, certain non-recurring costs and expenses related to the merger of ResortQuest and Gaylord Entertainment, which closed in November 2003, and the subsequent integration of ResortQuest into Gaylord Entertainment are excluded from the calculation of Consolidated Cash Flow ("CCF"). Non-recurring ResortQuest integration charges include severance payments, re-branding expenses, technology integration costs and other non-recurring expenses related to the merger, which together are not to exceed $10 million.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                  RECONCILIATION OF FORWARD-LOOKING STATEMENTS
                                    Unaudited
                    (in thousands, except operating metrics)

ADJUSTED EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION AND AMORTIZATION
("ADJUSTED EBITDA") AND CONSOLIDATED
CASH FLOW ("CCF") RECONCILIATION:


                                                               Guidance Range
                                                           LOW              HIGH
                                                        ----------       ----------
                                                           FULL             FULL
                                                        YEAR 2005        YEAR 2005
Consolidated
ESTIMATED OPERATING INCOME (LOSS)                       $   31,300       $   41,300
Estimated Depreciation & amortization                       84,900           84,900
                                                        ----------       ----------
ESTIMATED ADJUSTED EBITDA                               $  116,200       $  126,200
Estimated Pre-opening costs                                  5,000            5,000
Estimated Non-cash lease expense                             6,600            6,600
Estimated Non-cash naming rights for Gaylord Arena              --               --
Estimated Non-recurring merger costs                         1,500            1,500
Estimated Gains and (losses), net                            2,700            2,700
                                                        ----------       ----------
ESTIMATED CCF                                           $  132,000       $  142,000
                                                        ==========       ==========

Hospitality segment
ESTIMATED OPERATING INCOME (LOSS)                       $   58,400       $   65,400
Estimated Depreciation & amortization                       65,000           65,000
                                                        ----------       ----------
ESTIMATED ADJUSTED EBITDA                               $  123,400       $  130,400
Estimated Pre-opening costs                                  5,000            5,000
Estimated Non-cash lease expense                             6,600            6,600
Estimated Gains and (losses), net                               --               --
                                                        ----------       ----------
ESTIMATED CCF                                           $  135,000       $  142,000
                                                        ==========       ==========

ResortQuest segment
ESTIMATED OPERATING INCOME (LOSS)                       $    8,500       $   13,500
Estimated Depreciation & amortization                       10,000           10,000
                                                        ----------       ----------
ESTIMATED ADJUSTED EBITDA                               $   18,500       $   23,500
Estimated Non-recurring merger costs                         1,500            1,500
Estimated Gains and (losses), net                               --               --
                                                        ----------       ----------
ESTIMATED CCF                                           $   20,000       $   25,000
                                                        ==========       ==========

Opry and Attractions segment
ESTIMATED OPERATING INCOME (LOSS)                       $    1,600       $    4,600
Estimated Depreciation & amortization                        5,400            5,400
                                                        ----------       ----------
ESTIMATED ADJUSTED EBITDA                               $    7,000       $   10,000
Estimated Gains and (losses), net                               --               --
                                                        ----------       ----------
ESTIMATED CCF                                           $    7,000       $   10,000
                                                        ==========       ==========

Corporate and Other segment
ESTIMATED OPERATING INCOME (LOSS)                       $  (37,200)      $  (42,200)
Estimated Depreciation & amortization                        4,500            4,500
                                                        ----------       ----------
ESTIMATED ADJUSTED EBITDA                               $  (32,700)      $  (37,700)
Estimated Non-cash naming rights for Gaylord Arena              --               --
Estimated Gains and (losses), net                            2,700            2,700
                                                        ----------       ----------
ESTIMATED CCF                                           $  (30,000)      $  (35,000)
                                                        ==========       ==========